UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2008
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0156584 (I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1

Item 2.05	Costs Associated with Exit or Disposal Activities.
On October 27, 2008, Trident Microsystems, Inc., a Delaware corporation (the “Company”), announced that it plans to eliminate approximately 100 positions at the Company, representing about 15 percent of its global total, as it manages through the challenges presented by a rapidly evolving market and realigns its organization to pursue future success in an increasingly competitive environment.
The Company began notifying affected employees on October 27, 2008. The Company expects to incur pre-tax restructuring charges of approximately $1 million, primarily for employee-related costs. The Company expects to record these charges in the second quarter of fiscal year 2009. Substantially all of these charges will result in cash expenditures.
The press release announcing these actions is attached hereto and incorporated herein by reference as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release dated October 27, 2008, announcing plans to eliminate Company positions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 27, 2008

TRIDENT MICROSYSTEMS, INC.
/s/ David L. Teichmann
David L. Teichmann
Senior Vice President, General Counsel & Corporate Secretary